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                                                                     Exhibit 1.2

                                                                  Execution Copy


                         WORLD OMNI MASTER OWNER TRUST

                                  $23,000,000

            Series 2001-1 Floating Rate Automobile Dealer Floorplan
                          Asset Backed Notes, Class B


                            UNDERWRITING AGREEMENT

                                                February 21, 2001

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
World Financial Center
North Tower
New York, New York 10281-1201

Dear Sirs:

1.   Introductory.  WODFI LLC, a Delaware limited liability company (the
     ------------
"Transferor") and World Omni Financial Corp. ("World Omni"), a Florida corporation, hereby confirm their respective agreements with you (the "Underwriter"), with respect to the sale by the Transferor to the Underwriter of $23,000,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class B (the "Notes") of the World Omni Master Owner Trust (the "Issuer" or the "Trust") under the terms and conditions herein contained.

     The Issuer was created as a Delaware business trust under the Trust Agreement (the "Trust Agreement"), dated as of November 22, 1999, between the Transferor and Chase Manhattan Bank Delaware, a Delaware banking corporation (the predecessor-by-merger to Chase Manhattan Bank USA, National Association), as owner trustee (in such capacity, the "Owner Trustee"). The Notes will be issued pursuant to an Amended and Restated Indenture, dated as of April 6, 2000 (the "Indenture"), between the Issuer and BNY Midwest Trust Company, an Illinois banking corporation (as successor-in-interest to the corporate trust administration of Harris Trust & Savings Bank), as indenture trustee (in such capacity, the "Indenture Trustee"), as supplemented by the Series 2001-1 Supplement (the "Series Supplement"), to be dated as of the Closing Date (as defined in Section 3 hereof), between the Issuer and the Indenture Trustee. The Notes will be secured by the Collateral pledged to the Indenture Trustee under the Indenture. The Collateral includes, among other things, wholesale receivables generated by World Omni from time to time in certain revolving financing arrangements with automobile dealers to finance their automobile, light duty truck and other motor vehicle inventory and collections on the Receivables. Certain Receivables existing at the opening of business

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on November 22, 1999 (the "Initial Closing Date") have been, and specified
Receivables arising thereafter have been and will continue to be, sold, assigned, transferred and conveyed by World Omni to the Transferor pursuant to the Amended and Restated Receivables Purchase Agreement dated as of April 6, 2000, as amended by Amendment No. 1 thereto dated as of August 11, 2000 (the "RPA") between World Omni and the Transferor. The Transferor has sold, assigned, transferred and conveyed and will continue to sell, assign, transfer and convey such property to the Issuer pursuant to the Amended and Restated Trust Sale and Servicing Agreement dated as of April 6, 2000 as amended by Amendment No. 1 thereto dated as of August 11, 2000 (the "Sale and Servicing Agreement") among World Omni, the Transferor and the Issuer and the Issuer has pledged such property to the Indenture Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement.

     The Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Series Supplement, the RPA and the Administration Agreement (the "Administrative Agreement"), dated as of November 22, 1999, among the Issuer, World Omni and the Indenture Trustee are referred to herein collectively as the "Basic Documents".

2.   Representations and Warranties of World Omni and the Transferor.
     ---------------------------------------------------------------

     (a) Each of World Omni and the Transferor, jointly and severally, represents and warrants to, and agrees with, the Underwriter that on the date hereof and on the Closing Date:

          (i) A registration statement on Form S-3 (No. 333-84579), including a form of prospectus, relating to the registration of the Notes, and a pre-effective Amendment No. 1 thereto has been filed with the Securities and Exchange Commission (the "Commission") and, the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission, was declared effective on March 9, 2000 under the Securities Act of 1933, as amended (the "Act"), and either (1) is not proposed to be amended or (2) is proposed to be amended by amendment or post-effective amendment. If the Transferor does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means if the Transferor has advised the Underwriter that it (1) does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (2) proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act,

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and including the exhibits thereto, is hereinafter referred to as the
"Registration Statement", and the prospectus supplement (the "Prospectus Supplement") and prospectus (the "Base Prospectus") relating to the Notes, in the form first transmitted to the Commission for filing after the date of this Agreement pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus". The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

          (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) on the Effective Date, at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor by the Underwriter specifically for use therein. The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the EDGAR system, except to the extent permitted by Regulation S-T.

          (iii) The Basic Documents conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus.

          (iv) The Notes conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Notes have been duly and validly authorized and, when executed, issued, authenticated and delivered

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in accordance with the Indenture and when delivered to the Underwriter, against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

          (v) None of the Issuer, Transferor or World Omni is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company", nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (vi) As of the Closing Date, (A) each representation and warranty of World Omni made as of the Closing Date in the RPA will be true and correct, the Underwriter may rely on such representations and warranties and neither World Omni nor the Transferor will be in breach of the RPA; (B) each representation and warranty of the Transferor and World Omni in the Sale and Servicing Agreement made as of the Closing Date will be true and correct, the Underwriter may rely on such representations and warranties and neither World Omni, the Transferor nor the Trust will be in breach of the Sale and Servicing Agreement; and (C) each representation and warranty of the Transferor in the Trust Agreement will be true and correct, the Underwriter may rely on such representations and warranties and the Transferor will not be in breach of the Trust Agreement.

          (vii) The representations and warranties in Officer's Certificates of World Omni or the Transferor delivered on the Closing Date were or will be true and correct as of the date of such Officer's Certificate, and the Underwriter may rely on such representations and warranties as if they were set forth herein in full.

          (viii) The Pool Balance as of the Closing Date, will be equal to at least the Required Pool Balance.

          (ix) Since the respective dates as of which information is given in the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or business prospects, of World Omni or the Transferor, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by World Omni or the Transferor, other than those in the ordinary course of their respective businesses, that are material with respect to World Omni or the Transferor.

          (x) The execution, delivery and performance by each of World Omni and the Transferor, as the case may be, of this Agreement, the Basic Documents to which it is a party and the Notes, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to any contract, indenture, mortgage, loan agreement, note,

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lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws, or any applicable law, administrative regulation or administrative or court decree.

          (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of either World Omni or the Transferor threatened, against or affecting World Omni or the Transferor, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; all pending legal or governmental proceedings to which World Omni or the Transferor is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material; and there are no contracts or documents of World Omni or the Transferor, that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

          (xii) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Notes or the offering and sale of the Notes, (B) the execution, delivery and performance by World Omni or the Transferor of this Agreement, any Basic Document to which it is a party or the Notes or (C) the consummation by World Omni or the Transferor of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

          (xiii) This Agreement has been duly executed and delivered by World Omni and the Transferor.

          (xiv) As of the Closing Date, each of the Basic Documents to which either World Omni or the Transferor is a party has been duly executed and delivered by each such entity, as applicable, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of World Omni or the Transferor, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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          (xv)    The Transferor will use the proceeds of the Notes as described under the caption "Use of Proceeds" in each of the Prospectus Supplement and the Base Prospectus.

          (xvi) Neither World Omni nor the Transferor conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

          (xvii) World Omni is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is "active" and the Transferor is current in the payment of any taxes required to be paid by it.

          (xviii) Each of World Omni and the Transferor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and each Basic Document to which it is a party or by which it may be bound.

     (b) Any Officer's Certificate signed by any officer of World Omni or the Transferor and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty of World Omni or the Transferor, as the case may be, to the Underwriter as to the matters covered thereby.

3.   Purchase, Sale and Delivery of the Notes.  On the basis of and in reliance
     ----------------------------------------
on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Transferor the Notes at a purchase price equal to 99.675% of the aggregate initial principal balance thereof.

     The Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments evidencing the Notes will be available only under the limited circumstances specified in the Indenture.

     The Transferor will deliver the Notes to the Underwriter, against payment of the purchase price therefor in immediately available funds payable to the order of the Transferor, at the office of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 (or at such other location as agreed upon among World Omni and the Underwriter) at 10:00 A.M., New York time, on March 6, 2001, or at such other time not later than five full business days thereafter, as World Omni and the Underwriter determine, such time being herein referred to as the "Closing Date". The instruments evidencing the Notes will be made available for inspection at the above offices of Kirkland & Ellis (or at such other location agreed upon among World Omni and the Underwriter) at least 24 hours prior to the Closing Date.

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     Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), World Omni, the Transferor and the Underwriter have agreed that the Closing Date will be not less than six business days following the date hereof.

4.   Certain Agreements of the Underwriter.
     -------------------------------------

     (a) It is understood that the Underwriter proposes to offer the Notes for sale to the public as set forth in the Prospectus.

     (b) The Underwriter covenants and agrees that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes of the Issuer has been paid in full, and (ii) the Trust Agreement has terminated, the Underwriter will not institute against, or join any other Person in instituting against, the Transferor or Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of the Underwriter to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint.

     (c) Until the Underwriter informs the Transferor in writing that all of the Notes have been sold by it, the Underwriter covenants and agrees to provide to the Transferor each day, with respect to sales of the Notes made by it on such date at any price other than the public offering price set forth on the cover page of the Prospectus, the information in writing (which may be in the form of a telecopy) necessary to enable the Transferor to prepare and file or transmit for filing with the Commission the information requested by the Commission to be filed with respect to the distribution of the Notes.

5.   Certain Agreements of the Transferor and World Omni.  Each of World Omni
     ---------------------------------------------------
and the Transferor jointly and severally covenants and agrees with the Underwriter that:

     (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Transferor will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriter, subparagraph (5)) of Rule 424(b), not later than date required under Rule 424(b). The Transferor will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

     (b) The Transferor will advise the Underwriter promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Underwriter. The Transferor will advise the Underwriter promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Transferor will comply with the

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Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. The Transferor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

     (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferor promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Underwriter to, nor the delivery by the Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

     (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor will cause the Indenture Trustee to make generally available to the Noteholders an earnings statement with respect to the Issuer covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158 under the Act) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the fiscal year of the Issuer, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

     (e) The Transferor will furnish to the Underwriter copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

     (f) The Transferor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Underwriter may designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that neither the Transferor nor the Issuer shall be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

     (g) So long as any Notes are outstanding, the Transferor or World Omni, as the case may be, will make good faith efforts to deliver or cause to be delivered to the Underwriter, as soon as practicable after each becomes available, copies of (i) each report relating to the Notes required to be prepared under Sections 7.3 and 7.4 of the Indenture,

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(ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to Section 3.09 of the Indenture and Section 3.6 of the Sale and Servicing Agreement, respectively,
(iii) each certificate or notice delivered by the Servicer pursuant to Sections
3.4 and 3.5 of the Sale and Servicing Agreement and Section 5.02 of the Series Supplement, (iv) each periodic report required to be filed by the Transferor or the Issuer with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (v) such other information concerning the Transferor, World Omni, the Issuer or the Notes as the Underwriter may reasonably request from time to time.

     (h) World Omni and the Transferor will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Indenture Trustee, the Owner Trustee and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Transferor, the Issuer and World Omni, (iv) the fees charged by each of Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's and Fitch, the "Rating Agencies") in connection with the rating of the Notes, (v) the fees of DTC in connection with the book-entry registration of the Notes and (vi) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter pursuant to Section 5(f) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Underwriter may designate. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6(g) or clause (i) or clause (ii) of Section 10 hereof, the Transferor and World Omni shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriter.

     (i) For a period of 45 days from the date hereof, neither the Transferor nor World Omni or any of their respective affiliates will, without the prior written consent of the Underwriter, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes (it being understood that this Section 5(i) shall not apply to (a) any securities issued by a trust formed by World Omni Auto Receivables LLC or securities backed by such securities, (b) any securities issued by a trust formed by World Omni or an affiliate of World Omni for the purpose of securitizing lease receivables, (c) the Issuer's Series 2001-1 Floating Rate Automobile Dealer Floorplan Asset Backed Notes, Class A and (d) renewals of or amendments to existing financing arrangements).

     (j) So long as any Notes are outstanding, the Transferor and World Omni will cause to be delivered to the Underwriter a reliance letter relating to each Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee or any Rating Agency by counsel to the Transferor or World Omni relating to the transactions contemplated by this Agreement or the Basic Documents.

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     (k)  To the extent, if any, that the rating provided with respect to any
Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Issuer or World Omni, the Transferor, the Issuer or World Omni, as the case may be, shall furnish such documents and take any such other actions.

6.   Conditions of the Obligations of the Underwriter.  The obligation of the
     ------------------------------------------------
Underwriter to purchase and pay for the Notes will be subject to the accuracy of the respective representations and warranties on the part of the Transferor and World Omni herein, to the accuracy of the statements of the respective officers of the Transferor and World Omni made pursuant to the provisions hereof, to the performance by the Transferor and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

     (a) On (i) the date of this Agreement, the Underwriter, World Omni, the Issuer and the Transferor shall have received a letter or letters, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen LLP ("Arthur Andersen") confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Underwriter has previously agreed and otherwise in form and in substance satisfactory to the Underwriter and counsel for the Underwriter and (ii) on the Closing Date, the Underwriter, World Omni, the Issuer and the Transferor shall have received a letter or letters, dated as of the Closing Date, from Arthur Andersen, updating each letter delivered pursuant to clause (i) above, in form and substance satisfactory to the Underwriter and counsel for the Underwriter.

     (b) If the Effective Time has not occurred prior to the date of this Agreement, the Effective Time shall be the date of execution and delivery of this Agreement, or the next business day after the date of this Agreement or such later date as shall have been consented to by the Underwriter. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, World Omni or the Underwriter, shall be contemplated by the Commission.

     (c) The Underwriter shall have received certificates of the President, any Vice President or the Treasurer or any Assistant Treasurer of (i) the Transferor and (ii) World Omni, each dated the Closing Date, in which such officer shall state that (1) the representations and warranties of the Transferor and World Omni, as the case may be, in each Basic Document to which it is a party and in this Agreement are true and correct on the Closing Date, (2) to the best knowledge of such officer after reasonable investigation,

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the Transferor or World Omni, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and
(3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor or World Omni, as the case may be, except as set forth in or contemplated by the Prospectus.

     (d)  The Underwriter shall have received:

          (i) The favorable opinion of Kirkland & Ellis, special counsel to the Transferor and World Omni, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and substantially to the effect that:

               (1) Assuming the due authorization, execution and delivery thereof by the other parties thereto, each Basic Document will constitute a valid and binding agreement of the Issuer, the Transferor and World Omni, as the case may be, enforceable against such entity in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (2) Assuming the Notes have been duly and validly authorized, when executed, authenticated and delivered as specified in the Indenture and the Series Supplement and when delivered to the Underwriter against payment of the consideration specified herein, the Notes will constitute a valid and binding obligation of the Issuer, enforceable in accordance with their terms and the holder of the Notes will be entitled to the benefits accorded by the Indenture and the Series Supplement.

               (3) The statements in the Prospectus Supplement under the captions "Summary of Terms" and "Series Provisions", and in the Base Prospectus under the captions "Summary", "The Trust", "The Accounts", "The Notes" and "The Transfer and Servicing Agreements", insofar as such statements purport to summarize certain terms or provisions of the Notes, the Transferor Certificate and the Basic Documents, provide a fair summary of such provisions, and the statements in the Prospectus Supplement under "Certain Federal Income Tax Consequences" and "ERISA Considerations", and the Base Prospectus under "Certain Legal Aspects of the ReceivablesCertain Matters Relating to Bankruptcy", "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law have been prepared or reviewed by such counsel and are correct in all material respects.

               (4) Neither the Transferor nor the Issuer is an "investment company" as defined in the Investment Company Act.

               (5) The Issuer, the Transferor and World Omni are not required to obtain any consent, approval, authorization or order of any federal court or federal governmental agency in order to obtain the right to enter into any of the Basic Documents or to take any of the actions taken by the Issuer, the Transferor or World Omni on the Closing Date to consummate the closing under the Basic Documents, except such as may be required under the Act, the Rules and Regulations or state securities laws, and those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

               (6) The Commission's Division of Corporation Finance, pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Act on March 9, 2000 and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. Section 309(a) of the Trust Indenture Act provides that the Indenture shall be deemed to have been qualified under the Trust Indenture Act when the Registration Statement became effective under the Act. Nothing has come to such counsel's attention that has caused them to conclude (i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus at the date it bears or on the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3.

          (ii) The favorable opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, counsel to World Omni, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and substantially to the effect that:

               (1) World Omni has been incorporated under the Florida General Corporation Act and its status is active; World Omni has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

               (2) World Omni has the corporate power and authority to execute, deliver and perform its obligations under the Basic Documents; and had at all relevant times, and on the Closing Date has, the corporate power and authority to acquire, own and transfer the Receivables and the other property transferred by it to the Transferor pursuant to the Receivables Purchase Agreement.

               (3) World Omni, to its knowledge, has obtained all licenses and approvals required for the conduct of its business or the ownership or leasing of its property, to the extent that failure to obtain such licenses and approvals would render any Receivable or any other material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of World Omni to perform any of its obligations under, or the enforceability of, any Basic Document or this Agreement.

               (4) This Agreement and each Basic Document to which World Omni is a party has been duly authorized, executed and delivered by World Omni.

               (5) None of (1) the transfer of the Receivables and the other property of the Issuer transferred by World Omni to the Transferor pursuant to the Receivables Purchase Agreement, (2) the compliance by World Omni with all of the provisions of the Basic Documents or (3) the consummation of the transactions herein and therein contemplated, will conflict with, result in a breach of, or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of World Omni pursuant to the terms of (i) its articles of incorporation or bylaws, (ii) to its knowledge, except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument (other than any document relating to any other supplement for the Trust) to which World Omni is a party or by which it may be bound, or to which any of the property or assets of World Omni is subject, or (iii) any applicable Florida or federal law, statute or regulation or, to the best of their knowledge and information, any judgment, order or decree applicable to World Omni of any court, regulatory body or other governmental instrumentality having jurisdiction over World Omni except, in the case of clause (ii) and the second part of clause
(iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on World Omni.

               (6) To its knowledge, (A) no authorization, approval, consent, or order of any court, governmental authority, or agency in the State of Florida is legally required for the execution, delivery or performance of the Basic Documents, the issuance of the Transferor Certificate, and the issuance, offering or sale of the Notes, except those which may be required under the state securities laws of the State of Florida, and (B) all filings required to be made with any Florida governmental body in connection with the execution, delivery or performance of the Basic Documents, the issuance, offering or sale of the Notes or the issuance of the Transferor Certificate have been made, except such filings as may be required under the state securities laws of the State of Florida.

               (7) To the best of its knowledge and information, (A) there are no actions, proceedings or investigations pending or threatened, other than those disclosed in the Registration Statement, (w) asserting the invalidity of this Agreement, any Basic Document or the Notes, (x) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (y) that might materially and adversely affect the performance by World Omni of its respective obligations under, or the validity or enforceability of, this Agreement or any Basic Document or (z) seeking adversely to affect the federal or state income tax attributes of the Notes as described in the Prospectus Supp lement under the captions "Certain Federal Income Tax Consequences" and "Florida Income Taxation", and in the Base Prospectus under the captions "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences".

          (iii) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Transferor, the Issuer and World Omni, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that:

                 (1) The Transferor has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C, (S)18-101, et seq.) (the "LLC Act").
                                 ------             -- ---
                 (2) Under the LLC Act and the Second Amended and Restated Limited Liability Company Agreement of the Transferor, dated as of March 31, 2000 (the "Company Agreement"), the Transferor has all requisite limited liability company power and authority to execute and deliver, and to perform its legal obligations under, this Agreement and each Basic Document to which it is a party.

                 (3) The Issuer has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del C., (S)3801 et seq.) (the "Trust Act").
------          -- ---

                 (4) Under the Trust Act and the Trust Agreement, the Issuer has all requisite trust power and authority to execute and deliver, and to perform its obligations under and each Basic Document to which it is a party.

                 (5) Under the LLC Act and the Company Agreement, the execution and delivery by the Transferor of this Agreement and each Basic Document to which it is a party, and the performance by the Transferor of its obligations thereunder, have been duly authorized by all requisite limited liability company action on the part of the Transferor.

                 (6) Under the Trust Act and the Trust Agreement, the execution and delivery by the Issuer of each Basic Document to which it is a party, and the performance by the Issuer of its obligations thereunder, have been duly authorized by all requisite trust action on the part of the Issuer.

                 (7) The execution and delivery by the Transferor of each Basic Document to which it is a party, and the performance by the Transferor of its obligations thereunder, do not violate, conflict with, result in a breach of or constitute a default under (i) the Certificate of Formation of the Transferor,
(ii) the Company Agreement, or (iii) any Delaware law, statute or regulation, except that no opinion is expressed herein concerning any statute or regulation relating to securities laws.

                 (8) The execution and delivery by the Issuer of each Basic Document to which it is a party, and the performance by the Issuer of its obligations thereunder, do not violate, conflict with, result in a breach of or constitute a default under (i) the Certificate of Trust of the Issuer, (ii) the Trust Agreement, or (iii) any Delaware law, statute or regulation, except that no opinion is expressed herein concerning any statute or regulation relating to securities laws.

               (9) No consent, approval, authorization or order of, or registration, filing or declaration with, any Delaware court or governmental agency or body is required solely in connection with the Transferor's execution and delivery of, and the performance of its obligations under, each Basic Document to which it is a party.

               (10) No consent, approval, authorization or order of, or registration, filing or declaration with, any Delaware court or governmental agency or body is required solely in connection with the Issuer's execution and delivery of, and the performance of its obligations under, each Basic Document to which it is a party.

               (11) Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Trust Agreement will constitute a valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv) (i) The favorable opinion of Kirkland & Ellis, special counsel to the Transferor, dated the Closing Date and to the effect that (A) the Notes will properly be characterized as indebtedness for Federal income tax purposes and
(B) the Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and (ii) The favorable opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, special Florida tax counsel to the Transferor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that (A) the Trust will not be classified as an association taxable as a corporation for Florida income tax purposes but instead will be characterized as it is characterized for federal income tax purposes, and (B) the loan rule promulgated under the Florida Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by "financial organizations" (as such term is defined therein), should not apply to an investment in the Notes by such a financial organization and (C) the statements in the Prospectus Supplement under the caption "Florida Income Taxation" and in the Base Prospectus under the caption "State and Local Tax Consequences", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

          (v) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Transferor, the Issuer or World Omni to the Owner Trustee, the Indenture Trustee or any Rating Agency, including a reliance letter with respect to a legal opinion relating to (i) the transfer of the Receivables and related property from World Omni to the Transferor, from the Transferor to the Issuer and the pledge of such property by the Issuer to the Indenture Trustee and (ii) the perfection of the Indenture Trustee's security interest in the Collateral.

          (vi) The favorable opinion of special counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that:

               (1) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of Illinois with full power and authority (corporate and other) to execute, deliver and perform its obligations as Indenture Trustee under each Basic Document to which the Indenture Trustee is a party.

               (2) Each Basic Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, liquidation or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (3) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

               (4) Neither the execution nor delivery by the Indenture Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the filing with or the taking of any other action with respect to, any governmental authority or agency of the United States or the State of Illinois under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

               (5) Neither the execution, delivery or performance by the Indenture Trustee of the Basic Documents to which it is a party nor the compliance with the terms and provisions thereof, nor the performance of its obligations thereunder, conflicts or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation of the United States or the State of Illinois governing the Indenture Trustee or to our knowledge, any order, writ, injunction or decree of any court or governmental authority against the Indenture Trustee or by which it or any of its properties is bound or, to our knowledge, any indenture, mortgage or contract or other agreement or interest to which the Indenture Trustee is a party or by which it or any of its properties is bound, or results in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any agreement or instrument, except encumbrances and security interests contemplated by the Basic Documents .

          (vii) The favorable opinion of special counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel to the Underwriter, to the effect that:

                 (1) The Owner Trustee has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States.

                 (2) The Owner Trustee has the banking power and authority, and the fiduciary power under the laws of the United States, to execute and deliver the Notes and the 2001-1 Series Supplement, and to perform its obligations under the Trust Agreement and the obligation of the Owner Trustee under the Indenture, as amended by the 2001-1 Series Supplement.

                 (3) The Trust Agreement is a binding obligation of the Owner Trustee by virtue of its merger with Chase Manhattan Bank Delaware and the Owner Trustee has succeeded to the rights and obligations of the Owner Trustee under the Indenture and the TSSA.

                 (4) The 2001-1 Series Supplement, and the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Trust.

                 (5) The execution and delivery by the Owner Trustee, as Owner Trustee, of the 2001-1 Series Supplement, and the Notes and the performance of its obligations thereunder (i) does not and will not constitute or result in a default under, a breach or violation of, or the creation of any lien or encumbrance of any of its property under the Owner Trustee's articles of association or by-laws or, to special counsel's knowledge, any material agreement, instrument, judgment, injunction or order known to us to which it is a party or any state of federal law governing the banking or trust powers of the Owner Trustee; and (ii) does not require the consent or approval of, the giving of notice to, the registration with or the taking of any other substantive action with respect to, any person or entity, including any governmental authority or agency under any existing federal or Delaware law.

          (viii) The favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriter, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Underwriter shall request, which opinions shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (e) The Notes shall be rated in at least the "A" category or its equivalent for long-term debt obligations by each of Moody's and Fitch.

     (f) On or prior to the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Transferor Certificate and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (g) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Transferor and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

7.   Indemnification and Contribution.
     --------------------------------

     (a) Each of World Omni and the Transferor agrees, jointly and severally, to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Transferor and World Omni; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or
(ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Transferor by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) The Underwriter agrees to indemnify and hold harmless the Transferor and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Transferor and World Omni, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Transferor the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of the person controlling the Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Transferor or World Omni shall have furnished to the Underwriters any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented if the Transferor or World Omni shall have furnished to the Underwriter any amendments or supplements thereto) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to
Section 7(b) above, counsel to the indemnified parties shall be selected by World Omni. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the i ndemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

8.  Contribution.  If the indemnification provided for in Section 7 hereof is
    ------------
unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of
Section 7, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and World Omni on the one hand and the Underwriter on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and World Omni on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Transferor and World Omni on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, World Omni or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter and each director of the Transferor and World Omni, each officer of the Transferor who signed the Registration Statement and each person, if any, who controls either the Transferor or World Omni within the meaning of
Section 15 of the Act shall have the same rights to contribution as the Transferor or World Omni, as the case may be.

9.  Survival of Certain Representations and Obligations.  The respective
    ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Transferor and World Omni or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Transferor, World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriter is not consummated, the Transferor and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) hereof and the respective obligations of the Transferor, World Omni and the Underwriter pursuant to
Section 7 and 8 hereof shall remain in effect. If the purchase of the Notes by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 10 or Section 11(b) hereof, the Transferor and World Omni will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

10.  Termination of Agreement.   The Underwriter may terminate this Agreement,
     ------------------------
by notice to the Transferor and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor or World Omni, whether or not arising in the ordinary course of business; (ii) if there has occurred any downgrading in the rating of the debt securities of the Transferor or World Omni by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Transferor or World Omni (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (iv) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; or (v) if a banking moratorium has been declared by either federal, New York, Delaware, Florida or Illinois authorities.

11.  [Reserved.]
      --------

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

12.  Notices.  All communications hereunder will be in writing and, if sent to
     -------
(i) the Underwriter, shall be mailed, delivered or sent by facsimile and confirmed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, Attention:
Geoffrey R. Witt, Managing Director (facsimile number (212) 449-9015); (ii) the Transferor, will be mailed, delivered or sent by facsimile and confirmed to it at WODFI LLC, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention:
Patrick C. Ossenbeck, Vice President and Treasurer (facsimile number (954) 429-
2685); (iii) the Issuer, will be mailed, delivered or sent by facsimile and confirmed to it at c/o WODFI LLC, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: Patrick C. Ossenbeck, Vice President and Treasurer (facsimile number (954) 429-2685); or (iv) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: Patrick C. Ossenbeck, Vice President and Treasurer (facsimile number (954) 429-2685) in each case (ii),
(iii) and (iv) with a copy to Susan Jane Chester, Senior Counsel-Treasury (facsimile number (954) 429-2298).

13.  Successors.  This Agreement will inure to the benefit of and be binding
     ----------
upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 7 and 8 hereof, and no other Person will have any right or obligation hereunder.

14.  Severability of Provisions.  Any covenant, provision, agreement or term of
     --------------------------
this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.  Miscellaneous.  This Agreement constitutes the entire agreement and
     -------------
understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16.  Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.  Applicable Law.  This Agreement shall be governed by, and construed in
     --------------
accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

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

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Transferor and World Omni and the Underwriter in accordance with its terms.

                                        Very truly yours,

                                        WODFI LLC

                                        By:  __________________________
                                             Eric M. Gebhard
                                             Assistant Treasurer

                                        WORLD OMNI FINANCIAL CORP.

                                        By:  ___________________________
                                             Eric M. Gebhard
                                             Assistant Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:  ___________________________
Name:
Title:

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